UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2014
(Date of earliest event reported: September 24, 2014)

Revlon Consumer Products Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2014, Jessica Graziano, Senior Vice President, Chief Accounting Officer, Corporate Controller and Treasurer for Revlon, Inc. ("Revlon") and Revlon Consumer Products Corporation, Revlon’s wholly owned operating subsidiary ("RCPC" and together with Revlon, the "Company"), tendered her resignation from the Company effective November 30, 2014 to pursue a new career opportunity. Ms. Graziano’s resignation is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting. Prior to her departure, Ms. Graziano will work together with the Company’s finance and accounting teams to ensure a smooth transition of the Company's accounting, external reporting and treasury responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan Michael T. Sheehan Senior Vice President, Deputy General Counsel and Secretary

September 30, 2014